Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

October 7, 2019

Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Medallion Financial Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale by the Company from time to time of up to $25,000,000 aggregate principal amount of the Company’s 9.000% notes due 2021 (the “Notes”). The Notes are to be issued pursuant to the indenture dated as of April 15, 2016, as supplemented by the first supplemental indenture dated as of April 15, 2016, to be supplemented by a second supplemental indenture thereto (the “Second Supplemental Indenture” and collectively, the “Indenture”), between the Company and Wilmington Trust, National Association, as the trustee (the “Trustee”).

We have examined copies of (i) the Registration Statement, (ii) the Company’s Restated Certificate of Incorporation, as amended to date (the “Restated Certificate of Incorporation”), and Amended and Restated By-Laws, (iii) the Indenture as in effect as of the date hereof and (iv) such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, our opinion in paragraph (1) below that the Company is validly existing as a corporation in good standing under the laws of the State of Delaware is based solely upon our review of a recent Certificate of Good Standing issued by the Secretary of the State of Delaware.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

NEW YORK         WASHINGTON         HOUSTON         PALO ALTO         PARIS         LONDON         FRANKFURT         BRUSSELS         MILAN         ROME

Medallion Financial Corp.

October 7, 2019

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Notes, (i) the Company shall have duly authorized the issuance and sale of such Notes and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of the Notes, nor the issuance and delivery thereof, nor the compliance by the Company with the terms thereof, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.

When (i) the Second Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Notes have been duly authenticated by the Trustee, (iii) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act, (iv) the specific terms of any Notes have been duly authorized and established in accordance with the Indenture and (v) such Notes have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Indenture and the underwriting or sales agreements, or other similar agreements, such Notes will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Medallion Financial Corp.

October 7, 2019

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP